Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of Sensei Harbor Corp. (the "Company") of our report dated July 27, 2026, relating to the financial statements of the Company as of May 31, 2026 and May 31, 2025, and for the year ended May 31, 2026 and for the period from March 3, 2025 (inception) through May 31, 2025, which appears in this Registration Statement.

We also consent to the reference to our firm under the heading "Experts" in this Registration Statement.

/s/ Qi CPA LLC

Valley Stream, New York

July 27, 2026